UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 13, 2026

DATAMEDS AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 950, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 844-203-6092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MEDS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2026 (the “Effective Date”), DataMeds AI, Inc. (“DataMeds” or the “Company”) entered into an Intellectual Property License and Product and Services Agreement (the “IP License Agreement”) with REBOOT Health AI, Inc., a Delaware corporation (“REBOOT”).

Under the IP License Agreement, REBOOT granted the Company an exclusive license, in the United States and within the Field of Use (as defined below), to REBOOT’s Licensed Patents and to use the REBOOT Health AI Platform, including the right to have REBOOT reconfigure the REBOOT Platform as the “DataMeds Platform” for use in the Company’s business. The license is exclusive within the Field of Use, which is defined as the use of the REBOOT AI platform in the management of GLP-1 users in connection with the Company’s GLP-1 weight management business, limited to the Company’s direct-to-consumer (B2C) business model. The Company is not licensed to sell services using the REBOOT technology or platform directly to healthcare providers for healthcare business use, subject to limited listed exceptions. The Company does not receive source code for, and may not modify, reconfigure, reverse engineer or create derivative works of, the REBOOT Platform; REBOOT retains all right, title and interest in the REBOOT Platform and the DataMeds Platform, including all reconfigurations and enhancements.

The Company and REBOOT also agreed to enter into a related Product and Services Agreement, under which REBOOT will provide products and services to the Company in connection with the reconfigured DataMeds Platform, and a Revenue Sharing Agreement, under which REBOOT will receive a portion of the Company’s Adjusted Gross Revenue (as defined in the IP License Agreement) generated from the Company’s use of the REBOOT technology and platform, after deduction of certain costs.

As consideration for the license, the Company agreed to issue REBOOT 666,667 shares of the Company’s common stock (the “IP License Stock Component”). If, 180 days after the Effective Date, the market value of those shares is less than $2,000,000, the Company must issue REBOOT additional shares to cover the shortfall, calculated using the 10-day volume-weighted average price of the Company’s common stock as of that date. The shares are restricted under Rule 144 under the Securities Act of 1933, as amended, and carry piggy-back registration rights in connection with any underwritten public offering that permits inclusion of secondary shares. The Company also agreed to pay REBOOT $50,000 within two business days of execution toward the scope of work for reconfiguring the REBOOT Platform into the DataMeds Platform, which the parties estimate will cost a minimum of $100,000 in the aggregate.

The IP License Agreement continues in perpetuity until the expiration or invalidity of the last of the Licensed Patents, subject to earlier termination for an uncured material breach (following 30 days’ written notice) and subject to minimum revenue thresholds.

The foregoing description of the IP License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IP License Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the three months ended September 30, 2026.

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed on Form 8-K/A filed on April 21, 2026, on April 13, 2026, the Company received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the stockholders’ equity of $(12,447,801) reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company no longer satisfied the $2,500,000 minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1), and that, as of the date of the Deficiency Letter, the Company also did not meet the alternative compliance standards under that Rule based on market value of listed securities or net income from continuing operations.

From July 2026 to October 2026, the Company converted approximately $1.5 million of vendor payables into common stock. Also, as disclosed on Form 8-K filed on September 16, 2026, the Company issued 636,328 shares of its common stock to Axe Computer, Inc. for the purchase of all of the issued and outstanding shares of common stock of Helomics Corporation, a wholly-owned subsidiary of Axe. In addition, as disclosed on Form 8-K filed on September 17, 2026, the Company entered into a settlement agreement and release which extinguished approximately $18.7 million of the Company’s debt. As disclosed under Item 1.01 above, on October 13, 2026, the Company entered into the IP License Agreement with REBOOT, pursuant to which the Company issued REBOOT 666,667 shares of the Company’s common stock valued at $2,000,000 as the IP License Stock Component.

This equity issuance, together with the other transactions described in this Item 3.01, completed by the Company since the date of the Deficiency Letter, increased the Company’s stockholders’ equity.

As of the date of this Current Report, the Company believes that, as a result of the foregoing transactions, it has in excess of $2,500,000 in stockholders’ equity as required under Nasdaq Listing Rule 5550(b)(1). The Company awaits Nasdaq’s formal confirmation that it has evidenced compliance with all applicable criteria for continued listing on The Nasdaq Capital Market.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement, and, if at the time of the Company’s next periodic report the Company does not evidence compliance with the applicable requirement, the Company may be subject to delisting proceedings.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance of 666,667 shares of the Company’s common stock to REBOOT as the IP License Stock Component, and any additional shares issuable to address a Shortfall (as defined in the IP License Agreement), is incorporated herein by reference. The Company issued, and may issue, such shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as transactions not involving a public offering. The shares are “restricted securities” as defined in Rule 144 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DataMeds AI, Inc.

Date: October 16, 2026	By:	/s/ Prashant Patel
Prashant Patel, President

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